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                                                                     EXHIBIT 4.3

                        VOICESTREAM WIRELESS CORPORATION
                    12% SERIES A SENIOR DEBENTURES DUE 2011

                               PURCHASE AGREEMENT

                                                                    May 14, 1999

Nortel Networks Inc.
2221 Lakeside Blvd.
Richardson, Texas 75082

Dear Sirs:

        1. INTRODUCTORY. VoiceStream Wireless Corporation, a Washington corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Nortel Networks Inc. (the "Purchaser") an aggregate principal amount of $400,000,000 of its 12% Series A Senior Debentures Due 2011 (the "Initial Debentures") created pursuant to the indenture (the "Indenture") in the form attached hereto as Exhibit "A". The Initial Debentures and the Additional Debentures (as defined below) are collectively referred to as the "Debentures." Holders of Debentures will have the registration rights set forth in the Registration Rights Agreement between the Company and the Purchaser attached hereto as Exhibit "B" (the "Registration Rights Agreement"). The United States Securities Act of 1933, as amended, is herein referred to as the "Securities Act."

        The Company hereby agrees with the Purchaser as follows:

        2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Purchaser that:

                (a) (i) The Information Statement (the "Information Statement") filed with the Securities and Exchange Commission (the "Commission") on April 13, 1999 and prepared by Western Wireless Corporation ("Parent") describing the distribution of shares of the common stock of the Company to the holders of the common stock of the Parent (the "Spin-Off"), (ii) the Company's Form 10/A (the "Form 10/A"), filed with the Commission on April 13, 1999 and
(iii) all subsequent reports (together with the Information Statement and the Form 10/A, the "Exchange Act Reports") which have been filed by the Company prior to the date hereof with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), when taken together, did not include, as of the date of such respective filings, any untrue statement of a material fact in relation to the Company or the Spin-Off or omit to state any material fact necessary in relation to the Company or the Spin-Off in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to, and included all exhibits and filings required by, the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.



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                (b)     The Company has provided to the Purchaser true and
correct copies of each such exhibit to the Form 10/A, as such exhibits are currently in effect. All such contracts or documents which are so described in, or filed as an exhibit to, the Form 10/A to which the Company or any of its Subsidiaries (as hereinafter defined) is a party, have not been amended, have been duly authorized, executed and delivered by the Company or its Subsidiaries, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Except as set forth in Schedule 2(b) attached hereto, no document or contract to which the Company or any Subsidiary is a party or by which any of them is bound imposes any restriction or prohibition on the ability of any Subsidiary of the Company (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its capital stock or any other ownership interest or participation in, or measured by, its profits, to the Company or any Subsidiary of the Company or pay any indebtedness or other obligation owed to the Company or any Subsidiary of the Company; (ii) to make loans or advances to the Company or any Subsidiary of the Company; or (iii) to transfer any of its property or assets to the Company or any Subsidiary of the Company. The Company has made available to the Purchaser true and correct copies of (i) all acquisition, partnership, joint venture, teaming arrangements or other similar contracts, arrangements or agreements entered into by the Company since its organization and currently in effect, and (ii) all loan or credit agreements or notes entered into by the Company since its organization and currently in effect.

                (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Washington, with power and authority (corporate and governmental) to own its properties and conduct its business as described in the Exchange Act Reports; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except to the extent the failure to be so qualified or to be in good standing would not have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"). The actual capitalization of the Company as of the Effective Date referred to in the Form 10/A after giving effect to the Spin-Off, will be as set forth in Schedule 2(c) attached hereto. All of the outstanding capital stock of the Company has been duly authorized and validly issued, is fully-paid and nonassessable and was not issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to any of its articles of incorporation, by-laws or other organizational documents). All offers and sales by the Company of the Company's securities which have taken place within the past three years were at all relevant times exempt from the registration requirements of the Securities Act or duly registered under the Securities Act, and were duly registered or the subject of an available exemption from the requirements of applicable state and foreign securities or blue sky laws. The Company has a duly authorized capitalization of 300,000,000 shares of Common Stock, no par value, and 50,000,000 undesignated shares of capital stock, no par value.




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                (d)     Schedule 2(d)(i) attached hereto sets forth each of the
Company's subsidiaries (the "Subsidiaries") and its ownership thereof on the date hereof. Each of such Subsidiaries has been duly organized or formed, as the case may be, and is validly existing and in good standing as a corporation, limited liability company or limited partnership, as the case may be, under the laws of the jurisdiction of its organization or formation, as the case may be, and each such entity has all requisite corporate, limited liability company or partnership power and authority, as the case may be, under such laws to own, lease and operate its properties and conduct its business as now conducted and, if applicable, as described in the Form 10/A, except for any violations of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except to the extent the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Subsidiary indicated in Schedule 2(d) as being owned by the Company, directly or through Subsidiaries, is so owned free from all interests, mortgages, deeds of trust, pledges, liens, encumbrances or claims (collectively, "Encumbrances"), including restrictions on transferability or voting of such capital stock, except as set forth on Schedule 2(d)(ii) attached hereto.

                (e) The Initial Debentures have been duly and validly authorized; and when the Initial Debentures have been delivered and paid for pursuant to this Agreement on the Closing Date (as defined below) and authenticated in accordance with the terms of the Indenture, will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, except as (i) enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or in law) and (ii) the enforceability of any right to indemnification provided therein violates the public policy of any law, rule or regulation; additional Debentures (the "Additional Debentures") have been duly and validly authorized and reserved for issuance upon payment of interest on the Debentures in Additional Debentures and if and when so issued will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, except as (i) enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or in law) and (ii) the enforceability of any right to indemnification provided therein violates the public policy of any law, rule or regulation; the issuance of the Debentures is not subject to preemptive or other similar rights.

                (f) Except as contemplated by this Agreement, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person that would give rise to a claim against the Company or any of its Subsidiaries or the Purchaser




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for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement.

                (g) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Indenture in connection with the issuance and sale of the Debentures by the Company, other than as may be required under the Securities Act and the Rules and Regulations of the Commission thereunder with respect to the Registration Rights Agreement and the transactions contemplated thereunder, and as may be required by securities or blue sky laws of any state of the United States or of any foreign jurisdiction in connection with the offer and sale of the Debentures or the transactions contemplated by the Registration Rights Agreement.

                (h) Neither the Company nor any of its Subsidiaries is in violation of its respective organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of them is a party or by which any of them may be bound, or to which any of the property or assets of any of them is subject, except for such violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect; and
(i) the execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement by the Company, and the consummation by the Company of the transactions contemplated herein and therein (including the issuance and sale by the Company of the Debentures in accordance with the offering and sale restrictions contained in this Agreement), and (ii) compliance by the Company with its obligations hereunder, under the Indenture, under the Registration Rights Agreement and under the Debentures, as applicable, will not
(A) whether with or without the giving of notice or the passage of time or both, constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound, or to which any the property or assets of any of them is subject (except for such conflicts, breaches or defaults or Encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect and would not, individually or in the aggregate, affect the validity or enforceability of this Agreement or the agreements contemplated hereby) or (B) result in any violation of (1) the provisions of the respective organizational documents of the Company or any of its Subsidiaries or (2) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations (except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect and would not, individually or in the aggregate, materially adversely affect the validity or enforceability of this Agreement or the agreements contemplated hereby or thereby). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such




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holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

                (i) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as (i) enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or in law) and (ii) the enforceability of any right to indemnification provided therein violates the public policy of any law, rule or regulation. Except as set forth in Schedule 2(i) attached hereto, there are no persons with registration rights or other similar rights to have any securities registered by the Company or any of its Subsidiaries under the Securities Act, and no person has any "piggy-back" or other similar registration rights in relation to any registration statement to be filed under the Securities Act pursuant to the Registration Rights Agreement.

                (j) The Indenture has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as (i) enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or in law) and (ii) the enforceability of any right to indemnification provided therein violates the public policy of any law, rule or regulation.

                (k) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement with the Company enforceable against the Company in accordance with its terms, except as
(i) enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or in law) and (ii) the enforceability of any right to indemnification provided herein violates the public policy of any law, rule or regulation.

                (l) Except for violations of any of the following that would not have a Material Adverse Effect, the Company and its Subsidiaries are in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in Section 3(2) of ERISA) for which the Company or any ERISA Affiliate (as defined below) would have any liability; neither the Company nor any of its ERISA Affiliates has incurred and none of them expects to incur liability under (i) Title IV of ERISA with respect to termination of,




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or withdrawal from, any "pension plan" or (ii) Chapter 43 of Subtitle A of the
Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); each "pension plan" for which the Company or any ERISA Affiliate would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and, with respect to each plan within the meaning of Section 3(3) of ERISA, there has been no breach of Part 4 of Title I for which the Company or any ERISA Affiliate has been or could be liable. "ERISA Affiliate" shall mean each entity, whether or not incorporated, considered affiliated with the Company under Section 414 of the Code.

                (m) No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened that would, individually or in the aggregate, have a Material Adverse Effect.

                (n) To the knowledge of the Company, the Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

                (o) To the knowledge of the Company, (i) all of the Company's and its Subsidiaries' material products (including products currently under development) and (ii) all of the Company's and its Subsidiaries' internal computer systems comprised of software, hardware, databases or embedded control systems (microprocessor controlled, robotic or other device) related to the Company's and its Subsidiaries' businesses (collectively, a "Business System"), that constitutes any material part of, or is used in connection with the use, operation or enjoyment of, any material tangible or intangible asset or real property of the Company and its Subsidiaries, including its accounting systems, will record, store, process and calculate and present calendar dates falling on and after December 31, 1999, and will calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively "Year 2000 Compliant"), except to the extent the failure to be Year 2000 Compliant, individually or in the aggregate, would not have a Material Adverse Effect. Except as would not, individually or in the aggregate, have a Material Adverse Effect, to the knowledge of the Company, the Company's material products and the conduct of the Company's business with its material customers and suppliers will not be materially adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. Except as set forth on Schedule 2(o) attached hereto and except as would not, individually or in the aggregate, have a Material Adverse Effect, to the knowledge of the Company, neither the Company nor any of its Subsidiaries is reasonably likely to incur material expenses arising from or relating to the failure




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of any of its Business Systems or any products (including all products sold on or prior to the date hereof) as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000.

                (p) To the knowledge of the Company, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision, order or permit of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates or has ever owned or operated any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. To the knowledge of the Company, the Company and its Subsidiaries have obtained all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any environmental law, except for any such approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

                (q) Except as set forth in the Form 10/A, there are no pending actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties that if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Registration Rights Agreement or the Debentures; and to the knowledge of the Company, no such actions, suits or proceedings are threatened.

                (r) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has made, any payment of the Company's funds or its Subsidiaries' funds or received or retained any funds in violation of any applicable law, regulation or rule or that would be required to be disclosed in the Form 10/A if it were a prospectus filed as part of a registration statement on Form S-l under the Securities Act. To the knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with




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or acting on behalf of the Company or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                (s) The financial statements included in the Exchange Act Reports present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis. Arthur Andersen LLP, which is reporting upon the audited financial statements and related notes of the Company included in the Form 10/A, is an independent public accountant with respect to the Company and its Subsidiaries, in accordance with the provisions of the Securities Act and the rules and regulations of the Commission thereunder.

                (t) Since the date of the latest audited financial statements included in the Form 10/A or any Exchange Act Report, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its Subsidiaries taken as a whole, and, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                (u) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"), and the Company is not a closed-end investment company required to be registered, but not registered, thereunder; and the Company is not and, after giving effect to the offering and sale of the Debentures, will not be an "investment company" as defined in the Investment Company Act.

                (v) The Debentures are eligible for resale pursuant to Rule 144A. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Debentures are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

                (w) Assuming the accuracy of the representations of the Purchaser contained in Section 4, the offer and sale of the Debentures in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation D thereunder.

                (x) None of the Company, any of its affiliates or any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Debentures or any security of the same class or series as the Debentures or (ii) has offered or will offer or sell the Debentures (A) in the United States by means of any form




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of general solicitation or general advertising within the meaning of Rule 502(c)
under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("Regulation S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. The Company, its affiliates and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Debentures except for this Agreement or as contemplated by the Registration Rights Agreement.

                (y) The Company is subject to Section 13 or 15(d) of the Exchange Act.

                (z) Except for any incidences of non-compliance that would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its Subsidiaries are in compliance with the Communications Act of 1934, as amended by the Telecommunications Act of 1996 (the "Communications Act"), and with all applicable rules, regulations and policies of the Federal Communications Commission (the "FCC").

                (aa) The Company has provided to the Purchaser a complete and accurate list of all licenses granted to the Company and its Subsidiaries by the FCC or other similar governmental agencies, except for any such licenses the loss or absence of which would not, individually or in the aggregate, have a Material Adverse Effect (the "Licenses"). All of the Licenses are currently valid and in full force and effect. Except for any of the following which, if decided adversely to the Company or any of its Subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has any knowledge, with respect to the Licenses, of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings.

                (bb) Except for events which would not, individually or in the aggregate, have a Material Adverse Effect, no event (including, without limitation, the Spin-Off) has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License or (ii) adversely affects or could reasonably be expected in the future to adversely affect any of the rights of the Company or any of its Subsidiaries thereunder.

                (cc) Except for any violations of the following which would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its Subsidiaries have duly filed in a timely manner all filings, reports, applications, documents, instruments and information required to be filed by them under the Communications Act, and all such filings are true, correct and complete.

                (dd) Except for failures to file and inaccuracies or omissions which either individually or in the aggregate would not have a Material Adverse Effect, the Company and each of its Subsidiaries have timely filed all Tax Returns required to have been filed by it and all such Tax Returns are true, correct and complete in all respects; and each affiliated group with




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which any of the Company and its Subsidiaries files or has filed a consolidated or combined Tax Return has filed all such Tax Returns that it was required to file for each taxable period during which any of the Company and its Subsidiaries was a member of the group and all such consolidated and combined Tax Returns were correct and complete in all respects. For purposes of this Agreement, the term "Tax" means all taxes imposed of any nature including federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA or FUTA), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax, occupation tax, together with any interest or any penalty or addition to tax by any governmental authority (domestic or foreign) responsible for the imposition of any such tax. The term "Tax Return" means all returns, reports, forms or other information required to be filed with respect to any Tax.

                (ee) Except for failures to pay which either individually or in the aggregate would not have a Material Adverse Effect, all Taxes due and payable by the Company and its Subsidiaries (whether or not shown on any Tax Return) have been timely paid in full, and all income Taxes owed by any affiliated group with which any of the Company and its Subsidiaries files or has filed consolidated or combined Tax Return (whether or not shown on any Tax Return) have been paid in full for each taxable period during which any of the Company and the Subsidiaries was a member of the group.

                (ff) Except for Taxes which either individually or in the aggregate would not have a Material Adverse Effect, the charges, accruals and reserves for Taxes (including deferred Taxes) currently reflected on the financial statements contained in the Exchange Act Report are adequate to cover all unpaid Taxes accruing or payable by the Company and its Subsidiaries in respect of taxable periods that end on or before the Closing Date and for any taxable periods that begin before the Closing Date and end thereafter to the extent such Taxes are attributable to the portion of such period ending on the Closing Date (determined under the closing of the books method of allocation).

                (gg) The Spin-Off qualifies as a tax-free distribution pursuant to Section 355 of the Code and neither the Company nor any of its Subsidiaries will recognize any gain as a result thereof either directly or indirectly including without limitation pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) or pursuant to any contract or agreement. The ruling letter dated July 28, 1998 addressing the federal income tax consequences of the Spin-Off issued to Parent by the Internal Revenue Service (the "IRS"), as supplemented by the letter dated March 25, 1999 issued to Parent by the IRS (collectively, the "Ruling") is in full force and effect and the Company has no knowledge of any action on its part or the part of the IRS to amend, modify or terminate such Ruling.

                (hh) Each of the Agreement and Plan of Distribution (the "Distribution Agreement") dated April 9, 1999 between the Company and the Parent, the Spectrum Allocation and Non-Competition Agreement dated May 3, 1999 between the Company and the Parent (the

"Non-Competition Agreement"), and the Tax Sharing Agreement dated February 17, 1998, and the First Amendment thereto dated May 3, 1999, in each case between the Company, the Parent and Hutchinson Telecommunications PCS (USA) Limited (the "Tax Agreement," and collectively with the Distribution Agreement and the Non-Competition Agreement, the "Parent Agreements") is a binding and enforceable obligation of each of the Company and the Parent except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or in law) and except for the non-competition provisions of the Non-Competition Agreement, as to which no representation or warranty is made. Except (i) for the Parent Agreements, (ii) for any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument disclosed in the Form 10/A or not required to be so disclosed or (iii) as disclosed in Schedule 2(hh) attached hereto, after giving effect to the Spin-Off and the consummation of the transactions contemplated by the Distribution Agreement neither the Company nor any of its Subsidiaries will be parties to, or bound by the terms of, nor will any of their respective assets be subject to any obligations arising under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Parent or any of its subsidiaries (excluding for this purpose, the Company and its Subsidiaries) is then a party or by which any of them may then be bound. The shares of Company common stock which are the subject of the Spin-Off are not subject to any preemptive or similar rights. The completion of the Spin-Off in the manner described in the Information Statement and as provided in the Distribution Agreement will not (i) whether with or without the giving of notice or the passage of time or both, constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Encumbrance upon any property or assets of the Company, the Parent or any of their respective subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Parent or any of their respective subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of any of them is subject (except for such conflicts, breaches or defaults or Encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect) or (ii) result in any violation of (A) the provisions of the respective organizational documents of the Company, the Parent or any of their respective subsidiaries or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Parent or any of their respective subsidiaries or any of their respective assets, properties or operations (except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect and would not, individually or in the aggregate, materially adversely affect the validity or enforceability of this Agreement or the other agreements contemplated hereby). The distribution of the common stock of the Company contemplated by the Distribution Agreement will be exempt from the registration requirements of the Securities Act and will be exempt from the registration or qualification requirements of all state and foreign securities or blue sky laws or will have been so registered or qualified. After giving effect to such the Spin-Off, the Parent will be "solvent." As used herein, the term "solvent" means that on such date (A) the fair value of the assets of the Parent, on a consolidated basis with its subsidiaries, is greater than the total amount of liabilities (including contingent liabilities) of the Parent, on a consolidated basis with its subsidiaries, (B) the present fair salable value of the assets of the Parent, on a consolidated basis with its subsidiaries, is greater than the amount that will be required to pay the probable liabilities of the Parent, on a consolidated basis with its subsidiaries, on its debts as they become absolute and matured,
(C) the Parent, on a consolidated basis with its subsidiaries, is able to pay its debts and other liabilities, including contingent obligations, as they mature and (D) the Parent, on a consolidated basis with its subsidiaries, is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which it has an unreasonably small capital

        3.      PURCHASE, SALE AND DELIVERY OF DEBENTURES.

                (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the Initial Debentures, at an aggregate purchase price of $400,000,000.

                (b) The Company will deliver, against payment of the purchase price therefor, the Debentures to be purchased by the Purchaser hereunder in the form of one or more permanent global certificates in definitive form (the "Restricted Global Securities"), deposited with Harris Trust Company of California, as custodian for the Depository Trust Company ("DTC"), and registered in the name of Cede & Co., as nominee for DTC. Interests in the Restricted Global Securities will be held only in book-entry form through DTC, except as provided in the Indenture and in compliance with applicable DTC policies with respect to definitive certificates ("Certificates") representing the Debentures registered in the name of the Purchaser or its nominee. Each such certificate shall include the legends required by the terms of the Indenture.

                (c) Payment for the Initial Debentures shall be made by the Purchaser in Federal (same day) funds by wire transfer to an account previously designated by the Company, at the office of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166-0193 at 10:00 A.M. (Eastern Daylight
Time), on May 14, 1999, or at such other time not later than seven full business days thereafter as the Purchaser and the Company determine, such time being herein referred to as the "Closing Date," against delivery to Harris Trust Company of California, as custodian for the DTC of the Restricted Global Securities, representing the Initial Debentures.

                (d) In consideration of the purchase by the Purchaser of the Initial Debentures, the Company shall pay to the Purchaser a placement fee (the "Placement Fee") equal to $30 per Initial Debenture purchased. The Placement Fee shall be paid by the Company to the Purchaser on the Closing Date by way of reduction in the payment to be made by the Purchaser pursuant to Section 3(c). If, prior to the date that is 18 months after the Closing Date, the Purchaser then holds Debentures and the Company elects to redeem all or a portion of such Debentures for cash, such redemption will be net of the pro rata portion of the aggregate Placement Fee, based upon the percentage of the total Initial Debentures being redeemed. In addition, if the Purchaser sells all of the Debentures (including all Additional Debentures) acquired hereunder through underwriters or placement agents prior to the date that is 18 months after the Closing Date as permitted hereunder or pursuant to the Registration Rights Agreement, and the aggregate commissions or placement fees paid by the Purchaser to such underwriters or placement agents are less than the aggregate Placement Fee, the Purchaser shall refund to the Company the difference between such aggregate commissions or placement fees paid by the Purchaser and the aggregate Placement Fee promptly following the completion of such sale.

        4.      REPRESENTATIONS AND AGREEMENTS BY PURCHASER.

                (a) The Purchaser represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                (b) The Purchaser acknowledges that the Debentures have not been registered under the Securities Act and may not be offered or sold within the United States for the account or benefit of U.S. persons whether within or without the United States except pursuant to an exemption from the registration requirements of the Securities Act. The Purchaser represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver any of the Debentures in any jurisdiction except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Debentures in any such jurisdiction (other than in the United States). Each such offer of sale shall only be made (i) to persons whom the Purchaser reasonably believes to be Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act), (ii) to non-U.S. persons outside the United States (which shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for beneficial owners (other than an estate or trust) that are non-U.S. persons) to whom the Purchaser reasonably believes offers and sales of the Debentures may be made in reliance upon Regulation S under the Securities Act and applicable securities legislation of the relevant jurisdiction, (iii) to other "accredited investors" within the meaning of Regulation D under the Securities Act or (iv) as may otherwise be contemplated by the Registration Rights Agreement. The Purchaser will take reasonable steps to inform, and cause each of its affiliates to take reasonable steps to inform, persons acquiring Debentures from the Purchaser or affiliate, as the case may be, in the United States (the "Subsequent Purchasers") that the Debentures (A) have not been and will not be registered under the Securities Act, (B) are being sold to such Subsequent Purchasers without registration under the Securities Act in reliance on Rule 144A or in accordance with another exemption from registration under the Securities Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except in compliance with the Securities Act.

                (c) The Purchaser agrees that if it determines to offer and sell the Debentures, when permitted hereunder, in accordance with Regulation S, that it will offer and sell such Debentures in accordance with Rule 903 or Regulation S and that neither the Purchaser nor any of its affiliates, nor any persons acting on its or their behalf, will engage in any directed selling efforts with respect to the Debentures, and the Purchaser, its affiliates and all persons acting on its or their behalf will comply with the offering restrictions requirement of Regulation S. The Purchaser agrees that, at or prior to confirmation of sale of the Debentures, other than a sale pursuant to Rule 144A permitted hereunder, the Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the

Debentures from it during the restricted period a confirmation or notice to substantially the following effect:

                "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold except in accordance with Regulation S (or Rule 144A if available) under the Securities Act."

                Unless otherwise defined herein, terms used in this subsection have the meanings given to them by Regulation S.

                (d) Subject to the limitations set forth in clause (f) below, the Purchaser agrees that if it determines to offer and sell the Debentures in accordance with Rule 144A under the Securities Act ("Rule 144A"), that it and each of its affiliates will offer and sell such Debentures in accordance with Rule 144A under the Securities Act and will not offer or sell the Debentures in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Debentures, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Debentures has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

                (e) The Purchaser represents and agrees that (i) it has not offered or sold and, prior to the date that is six months after the date of issue of the Debentures, will not offer or sell any Debentures when permitted hereunder, to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Debentures in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Debentures to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

                (f) Unless otherwise agreed, the Purchaser shall not, directly or indirectly, offer or sell the Debentures to third parties until the earlier of (i) the date which is 120 days after the Closing Date or (ii) the date of completion of an offering by the Company of high yield debt securities (the "Note Offering"); provided, however, that the Purchaser may offer (but not sell, or agree to sell) the Debentures to each of NTFC Capital Corporation and Export Development Corporation.

        5. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with the Purchaser that:

                (a) Except as provided in Section 5(b), the Company will pay all expenses incidental to the performance of the Company's obligations under this Agreement, the Indenture and the Registration Rights Agreement attached hereto as Exhibit B, including (i) all fees and expenses incurred by the Company in connection with negotiating this Agreement and the documents attached hereto, including the fees and expenses of legal counsel and accountants to the Company and other costs and expenses incurred by the Company in connection therewith,
(ii) all expenses incurred in connection with the execution, issue, packaging and initial delivery of the Debentures or the Exchange Securities (as defined in the Registration Rights Agreement, and collectively with the Debentures, the "Securities"), the preparation and printing of the Securities, any offering document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Securities; (iii) the costs of qualifying the Securities for trading in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) market and any expenses incidental thereto; (iv) the costs of obtaining ratings for the Securities from such rating agencies as the Purchaser may reasonably request; (v) the costs of any advertising approved by the Company in connection with the issue of the Securities or subsequent resales by the Purchaser of the Securities; (vi) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions in the United States and Canada as the Purchaser designates and the preparation and printing of memoranda relating thereto; (vii) all expenses incurred in printing and distributing preliminary and definitive Offering Memoranda and Registration Statements (as such terms are defined in the Registration Rights Agreement) and any amendments and supplements thereto;
(viii) the fees and expenses of the Trustee (or any successor trustee) under the Indenture or any successor indenture and the fees and expenses of the Trustee's (or such successor trustee's) legal counsel; (ix) all filing fees with the Commission in respect of such registrations of the Securities as may be required pursuant to the Registration Rights Agreement; (x) the fees and expenses of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters, incurred in connection with such preliminary and definitive Offering Memoranda and Registration Statements, and such registrations of the Securities, as may be required pursuant to the Registration Rights Agreement; (xi) the travel and other out-of-pocket costs and expenses (including salaries and other compensation of participating individuals) of making available officers of the Company to attend and make presentations and answer questions at a meeting or meetings of prospective investors as contemplated by Sections 1(d) and 4(f) of the Registration Rights Agreement; (xii) all NASD filing fees incurred in connection with the offer, sale, delivery or resale of any of the Securities; and (xiii) the costs of obtaining such CUSIP numbers as may be required for the Securities.

                (b) Notwithstanding Section 5(a) hereof, the Purchaser will reimburse the Company for (i) the reasonable fees and expenses of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters, incurred in connection with any Resale Registration Statement (as defined in the Registration Rights Agreement) requested by the Purchaser or any of its Affiliates; (ii) all expenses reasonably incurred in printing and distributing preliminary and definitive Resale Registration Statements and any amendments and supplements thereto; and (iii) the reasonable travel and other out-of-pocket costs and expenses (other than salaries and other compensation of participating individuals) of the Company incurred in making available officers of the Company to attend and make presentations and answer questions at a meeting or meetings of prospective investors as contemplated by
Section 4(f) of the Registration Rights Agreement; provided, however, that the Purchaser shall not have any obligation to reimburse the Company for any of the foregoing expenses to the extent that (1) the Company would have incurred such expenses had the Purchaser not requested the relevant Resale Registration Statement or (2) such expenses are increased by reason of the Company's exercise of any Registration Delay (as that term is defined in the Registration Rights Agreement).

                (c) The Purchaser will pay all expenses incidental to the performance of the Purchaser's obligations under this Agreement, the Indenture and the Registration Rights Agreement attached hereto as Exhibit B, including
(i) all fees, costs and expenses incurred by the Purchaser in connection with negotiating this Agreement and the documents attached hereto, including the fees and expenses of legal counsel to the Purchaser and of TD Securities, Inc. in its capacity as financial advisor to the Purchaser and other costs and expenses incurred by the Purchaser in connection therewith; (ii) the fees and expenses of counsel for the Purchaser incurred in connection with such Resale Registration Statements as may be requested by the Purchaser pursuant to the Registration Rights Agreement; (iii) all fees, costs and expenses of the Purchaser and its underwriters or placement agents (and their respective counsel) incurred in connection with the exchange of the Exchange Securities for the Debentures or the offer for resale or resale of any Securities pursuant to the Offering Memorandum, the Exchange Registration Statement, the Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement) or any Resale Registration Statement; (iv) all agency fees and commissions, underwriting discounts and commissions, and placement fees payable in connection with the resale of any of the Securities; (v) the costs and expenses (including attorneys' fees and expenses) of such underwriters and placement agents as the Purchaser may engage in connection with such Resale Registration Statements as may be requested by the Purchaser pursuant to the Registration Rights Agreement; and (vi) the costs and expenses of a meeting or meetings of prospective investors as contemplated by Sections 1(d) and 4(f) of the Registration Rights Agreement other than those costs and expenses to be borne by the Company as provided in Sections 5(a) and (b) hereof; provided, however, that at the Closing the Company will pay to the Purchaser the sum of $250,000 as reimbursement for the fees and expenses incurred by the Purchaser in connection with negotiating this Agreement and the documents attached hereto, including the fees and expenses of legal counsel to the Purchaser and of TD Securities, Inc. in its capacity as financial advisor to the Purchaser and other costs and expenses incurred by the Purchaser in connection therewith, it being understood by the Company that the Purchaser has represented to the Company that such fees and expenses incurred through the date of this Agreement are not less than the foregoing sum of $250,000.

                (d)     Following the expiration of the time period described in
Section 4(f), until the earlier of (i) the completion of the sale by the Purchaser of all of the Debentures to third parties, (ii) a period of 90 days following the expiration of the time period described in Section 4(f) or (iii) the date upon which the Company files the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement), without the prior written consent of the Purchaser neither the Company nor any of its Subsidiaries will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act covering the sale by the Company of any of the following securities if to do so would reasonably be expected to have a material adverse effect on the sale of the Debentures subject thereto:

                        (i) (A) any preferred stock or (B) any other securities of the Company which are substantially similar to the Debentures,

                        (ii) any debentures, notes or other evidence of indebtedness of the Company or any other debt securities of the Company, or

                        (iii) any other securities which are convertible into, or exercisable or exchangeable for, any of the securities described in clauses
(i) and (ii),

except the offer, sale, contract to sell, or other disposition of (A) the Debentures, (B) substantially similar notes or other debt securities issued pursuant to a registered "A/B exchange" in respect of notes or other debt securities sold by the Company pursuant to Section 4(2) of or Regulation S or Rule 144A promulgated under the Securities Act, (C) securities issued or delivered upon conversion, exchange or exercise (in each case, other than at the option of the Company) of any other securities of the Company or any of its subsidiaries outstanding on the date hereof, or (D) securities issued in connection with mergers, acquisitions or similar transactions.

                (e) The Company will not and will cause its affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Debentures by the Company to the Purchaser or (ii) the resale of the Debentures by the Purchaser to subsequent purchasers during the period described in Section 5(b) hereof) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

                (f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Debentures that have been reacquired by any of them.

                (g) During the period of two years after the Closing Date, the Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and the Company is not, or will not be or become, a closed-end investment company required to be registered under the Investment Company Act.

                (h) Until the Purchaser shall have notified the Company of the completion of the resale of the Debentures, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Debentures or attempt to induce any person to purchase any Debentures; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Debentures.

                (i) The Company will cause each Offered Security to bear the legend set forth in Section 3 above until such legend shall no longer be necessary or advisable because the Debentures are no longer subject to the restrictions on transfer described therein.

                (j) If the Company does not consummate a Debt Offering (as defined in the Indenture) within 120 days after the Closing Date, the Company will amend the Indenture to reflect the fact that the mandatory covenant amendment provisions of Section 1020(a) of the Indenture are no longer applicable.

                (k) If a supplemental Indenture is prepared for purposes of an amendment to the Indenture arising under Section 1020(a) thereof, the Company will deliver a copy of such supplemental Indenture to the Purchaser and will provide the Purchaser reasonable opportunity to comment upon such supplemental Indenture prior to the execution thereof.

                (l) As promptly as practicable (and in any event prior to the issuance of any Additional Debentures for the account of any person other than the Purchaser), the Company will prepare a supplemental indenture to provide that, if the Company elects to pay any interest by the issuance of Additional Debentures as permitted under the Indenture, (i) such Additional Debentures shall be issued in an amount that is allocable in denominations of $1,000 and integral multiples thereof among each of direct and indirect participants in the registered owner of the global notes that have beneficial interests in the Debentures, as determined pursuant to procedures reasonably acceptable to the Company and the Trustee and (ii) any interest then due that is not paid by issuance of such Additional Debentures shall be paid in cash and distributed among such direct and indirect participants, as determined pursuant to procedures reasonably acceptable to the Company and the Trustee. The Company and the Purchaser hereby acknowledge and agree that any such supplemental indenture will be covered by Section 901 of the Indenture.

        6. CONDITIONS OF THE OBLIGATIONS OF THE PURCHASER. The obligation of the Purchaser to purchase and pay for the Initial Debentures will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the written statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                (a) The Purchaser shall have received a letter, dated as of a date not more than five (5) days prior to the Closing Date, of Arthur Andersen LLP, in agreed form, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations") and stating to the effect that:

                        (i) in their opinion the financial statements examined by them and included in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations; and

                        (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of certain officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                (A) as of a date not more than five (5) days prior to the Closing Date, there was any change in the capital stock or additional paid-in capital, increase in short-term indebtedness or long-term debt and capital lease obligations of the Company and its consolidated Subsidiaries or any decreases in consolidated net current assets or stockholders' equity of the consolidated companies as compared with amounts shown on the December 31, 1998 consolidated balance sheet included in the Exchange Act Reports; or

                                (B) for the period from December 31, 1998 to a date not more than five (5) days prior to the Closing Date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues, increase in operating loss, increase in the total amount of net loss, or increase in the amount that earnings were inadequate to cover combined fixed charges and preferred stock dividends, except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which are described in such letter.

                (b) Between the date of this Agreement and the Closing Date there shall not have been a material adverse change in, or the occurrence of an event, condition or state of facts that could reasonably be expected to have a material adverse change in, the financial condition, business, properties or results of operations of the Company and its Subsidiaries taken as a whole.

                (c) The Purchaser shall have received an opinion, dated the Closing Date, of Friedman Kaplan & Seiler LLP, counsel for the Company, substantially in the form of Exhibit "C" hereto.

                (d) The Purchaser shall have received an opinion, dated the Closing Date, of Gurman Blask & Freedman, Chartered, telecommunications counsel for the Company, substantially in the form of Exhibit "D" hereto.

                (e) The Purchaser shall have received a certificate, dated the Closing Date, of the Chief Executive Officer or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state (i) that the representations and warranties of the Company in this Agreement that are not, by their terms, qualified by a materiality standard, including, without limitation, by a reference to the absence or non-occurrence of a Material Adverse Effect, are true and correct, except for such inaccuracies therein as would not, individually or in the aggregate, have a Material Adverse Effect, (ii) that the representations and warranties of the Company in this Agreement that are, by their terms, qualified by a materiality standard, including, without limitation, by a reference to the absence or non-occurrence of a Material Adverse Effect, are true and correct, (iii) that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the dates of the most recent financial statements contained in the Exchange Act Reports there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries, taken as a whole, except as set forth in or as described in such certificate.

                (f) The Purchaser shall have received from counsel for the Purchaser, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Debentures, the exemption from registration for the offer and sale of the Debentures by the Company to the Purchaser and such other related matters as the Purchaser may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                (g) The Purchaser shall have received an opinion, dated the Closing Date, of Preston, Gates & Ellis LLP, Washington counsel for the Company, substantially in the form of Exhibit "E" hereto.

                (h) The Company's Articles of Incorporation and Bylaws shall be in the forms attached hereto as Exhibit "F" and Exhibit "G," respectively.

                (i) The Spin-Off shall have been completed in the manner described in the Information Statement and in accordance with the Distribution Agreement as in effect on the date hereof.

                (j) Each of the Parent Agreements shall have been duly authorized, executed and delivered and shall then be in full force and effect in the forms thereof included as Exhibits to the Form 10/A.

                (k) The Registration Rights Agreement shall have been duly authorized, executed and delivered by the Company in the form thereof attached hereto as Exhibit B and shall be in full force and effect.

                (l) At the Closing, counsel for the Purchaser shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Debentures as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Debentures as herein contemplated shall be satisfactory in form and substance to the Purchaser and counsel for the Purchaser.

        7.      INDEMNIFICATION AND CONTRIBUTION.

                (a) The Company will indemnify and hold harmless the Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Exchange Act Reports or any offering document used by the Purchaser in connection with a resale of the Debentures permitted hereunder, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein; provided further, however, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any offering document, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of the Purchaser if the Purchaser sold the Debentures concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by the Purchaser and any such loss, claim, damage or liability of the Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Debentures to such person, a copy of the offering document if the Company had previously furnished copies thereof to the Purchaser and such offering document corrected such untrue statement or omission or alleged untrue statement or omission.

                (b) The Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of the representations of the Purchaser contained herein or any offering document used by the Purchaser in connection with a resale of the Debentures permitted hereunder, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

                (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

                (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the offering of the Debentures or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchaser from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Debentures purchased by it were resold exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchaser under this Section shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

        8. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Initial Debentures by the Purchaser, and the parties hereto may bring a cause of action against any other party hereto for any breach of any such agreements, representations, warranties and other statements. If for any reason the purchase of the Initial Debentures by the Purchaser is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Sections 5(a) and (c) and the respective obligations of the Company and the Purchaser pursuant to Section 7 shall remain in effect.

        9. NOTICES. All communications hereunder will be in writing and, if sent to the Purchaser will be mailed, delivered or faxed and confirmed to the Purchaser at Nortel Networks Inc., 2221 Lakeside Blvd., Richardson, Texas 75082 (facsimile: 972-684-3679), Attention: Vice President, Customer Finance, North America, with a copy to Gibson, Dunn & Crutcher LLP, 333 S. Grand Avenue, Los Angeles, California 90071 (facsimile: 213-229-6979), Attention: Bruce D. Meyer or, if sent to the Company, will be mailed, delivered or electronically transmitted and confirmed to it at 3650 131st Avenue SE, Bellevue, WA 98006 (facsimile: 425-586-8090), Attention: General Counsel.

        10. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

        12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        13. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

        14. KNOWLEDGE. As used herein, the phrases "to the knowledge of the Company," "to the Company's knowledge," "has any knowledge" or other similar knowledge qualifiers shall refer to the actual knowledge of any of the directors or executive officers of the Company and the actual knowledge of any of the directors or executive officers of any Subsidiaries of the Company, in each case after reasonable due inquiry.

        The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        If the foregoing is in accordance with the Purchaser's understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchaser in accordance with its terms.

                                        Very truly yours,

                                        VOICESTREAM WIRELESS CORPORATION


                                        By: /s/ Cregg Baumbaugh
                                           -------------------------------------

                                        Name:   Cregg Baumbaugh

                                        Title:  Executive Vice President


The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

NORTEL NETWORKS INC.


By:  /s/ Michael McCorkle
   ---------------------------------
Name:   Michael McCorkle
Title:  Director, Customer Finance



                               Purchase Agreement

                                      S-1